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                                                                   EXHIBIT 23(g)


MORGAN STANLEY



                                                        MORGAN STANLEY & CO
                                                        INCORPORATED
                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212) 761-4000




CONSENT OF MORGAN STANLEY & CO. INCORPORATED

March 15, 1996

BayBanks, Inc.
175 Federal Street
Boston, MA 02110

Dear Sirs:

         We hereby consent to the use of this Registration Statement on Form S-4 Bank of Boston Corporation of our letter to the Board of Directors of BayBanks, Inc. included as Appendix E to the Joint Proxy Statement/Prospectus that is a part of this Registration Statement, and to the references to such letter and to our firm in such Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder (as amended, the "33 Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the 33 Act.

                                            Very truly yours,


                                            MORGAN STANLEY & CO. INCORPORATED

                                            By:   /s/ DONALD A. MOORE, JR.
                                                -----------------------------
                                                     Donald A. Moore, Jr.
                                                     Managing Director